UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2962027 (I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

This current report on Form 8-K/A amends the current report on Form 8-K filed by the Registrant on February 28, 2005 to add the financial statements of Specialty Pharmacies, Inc. (“Specialty”) and the unaudited pro forma financial statements of the combined company required pursuant to Item 9.01.

A.
The report of independent auditors and Audited Financial Statements of Specialty Pharmacies, Inc. as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 and the Notes thereto.

B.
The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004, Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2004, and the Notes thereto for Allion Healthcare, Inc. and Subsidiaries and Specialty.

C.	Exhibits
3.1       Form of Warrant to purchase Allion common stock.*

10.1     Stock Purchase Agreement by and among MOMS Pharmacy, Inc. and Pat Iantorno, Eric Iantorno, Jordan Iantorno, Jordan Iantorno A/C/F Max Iantorno, Michael   Winters and George Moncada dated as of February 28, 2005.*

10.2    Purchase Agreement between MOMS Pharmacy and Michael Tubb dated as of February 28, 2005.*

10.3    Guaranty given by Allion Healthcare, Inc. to and for the benefit of Pat Iantorno, Eric Iantorno, Jordan Iantorno, Jordan Iantorno A/C/F Max Iantorno, Michael Winters and George Moncada dated as of February 28, 2005.*

10.4    Form of Note issued to Pat Iantorno, Eric Iantorno, Jordan Iantorno, Jordan Iantorno A/C/F Max Iantorno, Michael Winters and George Moncada. *

*Previously filed.

Independent Auditor’s Report	1

Financial Statements
Balance Sheets	2
Statements of Income	3
Statements of Stockholders’ Equity (Deficit)	4
Statements of Cash Flows	5 - 6
Notes to the Financial Statements	7 - 11

McGladrey & Pullen

Independent Auditor’s Report

To the Board of Directors
Specialty Pharmacies, Inc.
Cardiff, California

We have audited the accompanying balance sheets of Specialty Pharmacies, Inc. as of December 31, 2004 and 2003, and the related statements of income, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Pharmacies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Des Moines, Iowa	By:	/s/ McGladrey & Pullen
February 28, 2005		McGladrey & Pullen

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Specialty Pharmacies, Inc.

Balance Sheets
December 31, 2004 and 2003
	2004	2003
ASSETS
CURRENT ASSETS
Cash	$194,352	$493,379
Accounts receivable	2,119,285	956,603
Inventories	921,957	654,410
Other current assets	7,252	8,701
Total current assets	3,242,846	2,113,093
Leasehold improvements and equipment, net of accumulated depreciation 2004 $43,378; 2003 $20,636	61,397	56,510
Intangible assets with finite lives, net of accumulated amortization 2004 $70,556; 2003 $45,654	53,955	78,857
Other	2,308	2,308
	$3,360,506	$2,250,768
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of capital lease obligations	$3,817	$11,431
Accounts payable	3,324,332	2,389,575
Dividends payable	188,065	16,582
Accrued expenses	21,000	136,018
Total current liabilities	3,537,214	2,553,606
CAPITAL LEASE OBLIGATIONS, net of current maturities	6,893	37,295
COMMITMENTS
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, no par value, authorized 5,000,000 shares; issued and outstanding 900,000 shares, at amount paid-in	850,373	836,373

Accumulated (deficit)	(1,033,974)	(1,176,506)
	(183,601)	(340,133)
	$3,360,506	$2,250,768
See Notes to Financial Statements.

Specialty Pharmacies, Inc.
Statements of Income
Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Sales, net	$26,093,338	$14,919,709	$3,368,002
Cost of sales	21,964,563	13,141,453	3,106,560
Gross profit	4,128,775	1,778,256	261,442
Selling, general and administrative expenses	2,399,491	1,689,561	527,478
Operating income (loss)	1,729,284	88,695	(266,036)
Interest expense	(1,242)	(6,463)	(6,637)
Income (loss) from continuing operations	1,728,042	82,232	(272,673)
Discontinued operations:
(Loss) from operations of Dallas pharmacy	-	(23,119)	(9,882)
(Loss) on sale of Dallas pharmacy	(23,027)	(153,024)	-
	(23,027)	(176,143)	(9,882)
Net income (loss)	$1,705,015	$(93,911)	$(282,555)

Basic earnings (loss) per common share from continuing operations	$1.73	$0.10	$(0.36)
Basic earnings (loss) per common share, net income	1.71	(0.12)	(0.38)

Diluted earnings (loss) per common share, continuing operations	1.68	0.10	(0.36)
Diluted earnings (loss) per common share, net income	1.66	(0.12)	(0.38)

Distributions declared per common share	1.56	0.96	0.06

Unaudited pro forma net income (loss):
Income (loss) before provision (benefit) for income tax	$1,705,015	$(93,911)	$(282,555)
Pro forma income tax expense (benefit)	647,906	(35,686)	(107,371)
Pro forma net income (loss)	$1,057,109	$(58,225)	$(175,184)
See Notes to Financial Statements.

Specialty Pharmacies, Inc.
Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2004, 2003 and 2002
			Total
			Stockholders’
	Common	Accumulated	Equity
	Stock	(Deficit)	(Deficit)

Balance, beginning	$-	$-	$-
Issuance of common stock, at amount paid-in	750,000	-	750,000
Net (loss)	-	(282,555)	(282,555)
Distributions	-	(41,455)	(41,455)
Balance, December 31, 2002	750,000	(324,010)	425,990
Issuance of common stock for services, at estimated fair value	86,373	-	86,373
Net (loss)	-	(93,911)	(93,911)
Distributions	-	(758,585)	(758,585)
Balance, December 31, 2003	836,373	(1,176,506)	(340,133)
Issuance of common stock for services, at estimated fair value	14,000	-	14,000
Net income	-	1,705,015	1,705,015
Distributions	-	(1,562,483)	(1,562,483)
Balance, December 31, 2004	$850,373	$(1,033,974)	$(183,601)
See Notes to Financial Statements.

Specialty Pharmacies, Inc.
Statements of Cash Flows
Years Ended December 31, 2004, 2003 and 2002
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,705,015	$(93,911)	$(282,555)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	47,644	55,514	57,115
Common stock issued for services	14,000	86,373	-
Loss on sale of Dallas pharmacy	-	153,024	-
Write-off of advances to related party	84,405	144,828	-
Changes in working capital components:
Accounts receivable	(1,162,682)	(454,961)	(501,642)
Inventories	(267,547)	(240,082)	(184,366)
Prepaid expenses and other current assets	1,449	(5,590)	(3,111)
Accounts payable and accrued expenses	819,739	1,189,201	1,279,689)
Other	-	5,566	(7,874)
Net cash provided by operating activities	1,242,023	839,962	357,256
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of certain assets of Procare Pharmacy	-	-	(690,674)
Proceeds from sale of Dallas pharmacy	-	206,047	-
Purchase of leasehold improvements and equipment	(27,629)	(12,404)	(14,558)
Advances to related party	(84,405)	(144,828)	-
Net cash provided by (used in) investing
activities	(112,034)	48,815	(705,232)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-	750,000
Distributions	(1,391,000)	(758,585)	(24,873)
Principal payments on capital lease obligations	(38,016)	(10,577)	(3,387)
Proceeds from long-term debt	-	-	25,881
Principal payments on long-term debt	-	(25,881)	-
Net cash provided by (used in) financing
activities	(1,429,016)	(795,043)	747,621
Net increase (decrease) in cash	(299,027)	93,734	399,645
CASH
Beginning	493,379	399,645	-
Ending	$194,352	$493,379	$399,645
(Continued)

Specialty Pharmacies, Inc.
Statements of Cash Flows
Years Ended December 31, 2004, 2003 and 2002 (Continued)
	2004	2003	2002
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION, cash payments for interest	$1,242	$6,463	$6,637
SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Capital lease obligations incurred for equipment	$-	$-	$62,690
Distribution declared not yet paid	188,065	-	16,582

SUPPLEMENTAL SCHEDULE OF INVESTING
ACTIVITIES
Purchase of certain assets of Procare Pharmacy, cash
paid for:
Intangibles with finite lives			$277,671
Inventories			413,003
			$690,674
See Notes to Financial Statements.

Specialty Pharmacies, Inc.

Notes to Financial Statements

Note 1.   The Company and Significant Accounting Policies

Nature of business: Specialty Pharmacies, Inc. (the Company) began operations January 9, 2002 and is engaged in the pharmacy business in California and Washington. The Company focuses on delivering its specialty pharmacy products primarily to HIV/AIDS patients.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Such estimates primarily relate to the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables, if any, based on a review of all outstanding amounts. Management reviews the collectibility of accounts receivable by tracking collection and write-off activity. An allowance for estimated uncollectible accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value.

Inventories: Inventories consist mainly of pharmaceuticals that are available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out (FIFO) basis.

Leasehold improvements and equipment: Leasehold improvements and equipment are recorded at historical cost and depreciated over the estimated useful lives ranging from 3 - 7 years of the respective assets. Amortization of assets acquired under capital leases is included with depreciation expenses on owned assets.

Depreciation expense was approximately $23,000, $17,000 and $6,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Intangible assets with finite lives: Intangible assets represent the purchase price paid for customer lists and prescription files acquired in 2002 and are being amortized over 5 years. Amortization expense was approximately $25,000, $38,000 and $51,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The estimated aggregate amortization expense is approximately $25,000 for the years ended December 31, 2005 and 2006 and $4,000 for 2007.

Revenue recognition: Revenue is recognized as medications are provided to customers. A substantial portion of the Company’s revenue is billed to third-party payors, including governmental payors, insurance companies and managed-care plans. Revenue is recorded at contractual amounts based on agreements with each third-party payor.

Income taxes: The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, the taxable income of the Company is includable in the individual income tax returns of the stockholders, and the Company generally will not be subject to tax. The unaudited pro forma net income (loss) information in the accompanying statements of income reflects the application of corporate income taxes to the Company’s taxable income of an assumed combined federal and state tax rate of 38%.

Specialty Pharmacies, Inc.

Notes to Financial Statements

Credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company has all of its cash in four bank accounts. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Company has not experienced any losses in such accounts. A large portion of the Company’s trade receivables is from third-party reimbursement programs as described in Note 3.

Earnings per share: Basic and fully diluted earnings per share are computed using the weighted-average number of common shares outstanding during the periods.

Presented below is the reconciliation of the denominators of the computations for basic earnings per common share and diluted earnings per common share, for the years ended December 31:

	2004	2003	2002
Denominator:
Weighted-average shares outstanding	900,000	775,000	750,000
Plus participating securities	100,000	16,667	-
Weighted-average shares outstanding, basic	1,000,000	791,667	750,000
Dilutive effect of unvested stock grant	29,167	4,167	-
Weighted-average shares outstanding, diluted	1,029,167	795,834	750,000

The dilutive effect of the unvested stock grant is only used in the calculation of diluted earnings per share - continuing operations as the shares would have an antidilutive effect for the diluted earnings per share - net income.

Stock-based compensation: The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but applies Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plan. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recorded.

Had compensation cost for the plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), the approximate 2003 and 2002 reported net income and earnings per common share would have been decreased to the pro forma amounts shown below based on the fair value of the options being estimated at the date of grant under the minimum value option pricing model assuming a risk-free interest rate of 5% and a weighted-average expected life of 5 years.

	2003	2002
Net (loss), as reported	$(93,911)	$(282,555)
Less total stock-based employee compensation expense determined under fair value based method for all awards	(2,669)	(2,001)
Pro forma net income	$(96,580)	$(284,556)

Specialty Pharmacies, Inc.

Notes to Financial Statements

The impact of accounting for the stock options in accordance with FASB 123 would have no effect on the earnings per share information presented above.

Shipping and handling costs: Shipping and handling costs are included in selling, general and administrative expenses. Shipping and handling costs were approximately $25,000, $51,000 and $27,000 in the years ending December 31, 2004, 2003 and 2002, respectively. Shipping and handling costs are not billed to customers.

Advertising: Advertising costs are expensed as incurred. Advertising costs were approximately $5,000, $2,000 and $1,000 in the years ending 2004, 2003 and 2002, respectively, and were included in selling, general and administrative expenses.

Acquisition: On January 30, 2002, the Company acquired certain assets of Procare Pharmacy with one pharmacy located in Dallas, Texas and one pharmacy in Seattle, Washington. The purchase price of these two locations was $287,851 for the Dallas pharmacy and $402,823 for the Seattle pharmacy. The estimated fair values of assets acquired were allocated to inventory, $413,003 and finite lived intangible assets, $277,671.

Note 2.   Leases

The Company conducts its operations in premises leased under operating leases which expire through March 2008. Rental expense was approximately $18,000, $16,000 and $23,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Approximate future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2004 are as follows:

Year ended December 31:
2005	$19,000
2006	17,000
2007	18,000
2008	5,000
$59,000

Capital lease obligations: The Company leases equipment which has a depreciated cost of approximately $33,000 and $46,000 as of December 31, 2004 and 2003, respectively, under a capital lease arrangement.

Approximate future minimum commitments at December 31, 2004 under the noncancelable capital lease are as follows:

2005	$4,400
2006	4,400
2007	2,900
Total minimum lease payments	11,700
Less amounts representing interest at 6%	1,000
Present value of net minimum lease payments	$10,700

Specialty Pharmacies, Inc.

Notes to Financial Statements

Note 3.   Concentrations of Credit Risk and Major Third-Party Payor

The Company provides prescription medications to customers located primarily in California and Washington. A significant number of the Company’s customers have a substantial amount of their costs paid by third-party reimbursement programs. Under a California third-party reimbursement program, the Company had net sales of approximately $18,549,000, $9,058,000 and $748,000 for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, the Company had an aggregate outstanding receivable from this program of approximately $1,232,000 and $611,000, respectively.

Credit losses relating to customers historically have been minimal and within management’s expectations.

Note 4.   Major Suppliers

During the years ended December 31, 2004 and 2003, all of the Company’s purchases of prescription medications were from one vendor and for the year ended December 31, 2002, all purchases were from two vendors. Such purchases are shown as cost of sales on the accompanying statements of income.

Note 5.   Employee Benefit Plan

The Company has an employee retirement savings plan (401(k) plan) covering substantially all employees. Employees can make elective deferral contributions up to the maximum allowed each year by law. The Company did not make any discretionary or matching contributions to the plan.

Note 6.   Stock-Based Compensation

On November 1, 2003, the Company entered into an agreement with its majority shareholder that provides for the beneficial rights to 100,000 shares of common stock in consideration for his future services provided to the Company and his personal guarantee of the Company’s liability to its major supplier. This agreement provides the shareholder with the right to vote and receive profits and distributions on such shares. The agreement shall continue until October 31, 2005 or until such time as the shareholder elects to renounce his personal guarantee. The Company recognized compensation expense related to this agreement of approximately $155,000, $53,000 and none for the years ending December 31, 2004, 2003 and 2002, respectively.

On November 1, 2003, the Company entered into an agreement with a shareholder that grants 50,000 shares of common stock to him in consideration for his services. The shareholder has no ownership rights in the common stock prior to November 1, 2005, at which time he shall have all rights of ownership in such shares. The agreement also provides for a prorata rate of ownership if the Company were to be sold prior to November 1, 2005. The Company recognized compensation expense of approximately $14,000, $2,000 and none for the years ending December 31, 2004, 2003 and 2002, respectively.

On November 1, 2003, the Company issued 150,000 shares of common stock to two of its shareholders in consideration for services provided. The Company recognized approximately $84,000 in compensation expense related to this issuance.

Specialty Pharmacies, Inc.

Notes to Financial Statements

Note 7.   Stock Options

In 2002, the Company began a stock option plan that allowed for the granting of 500,000 additional shares of common stock. The plan provides for the grant of options at an exercise price not less than the fair market value of the common stock, as determined by management on the date of grant. The plan is intended to promote stock ownership by employees, directors and officers of the Company to increase their proprietary interest in the growth and success of the Company and to encourage them to remain in the service of the Company. All awards to date are incentive stock options.

Options granted under the plan have a term of ten years and become exercisable over a period of 4 years with 25% after the first year and an additional 6.25% each quarter thereafter.

The Company issued 50,000 options on January 9, 2002 at $1 per share. These options were forfeited on September 2003 with none of the options being exercised. As of December 31, 2004, there were no options outstanding under this agreement.

Note 8.   Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable and accounts payable approximate their fair value.

Note 9.   Commitment

The Company has an agreement with an employee that provides for the payment of $1,200,000 upon the sale of the Company, provided the employee continues to be employed with the successor company. In connection with the subsequent event discussed in Note 11, this agreement was terminated.

Note 10.   Discontinued Operations

On June 16, 2003, the Company closed its pharmacy in Dallas, Texas and sold the related assets for approximately $206,000. Net revenues of the Dallas pharmacy were approximately $1,048,000 for the year-to-date period ended June 16, 2003 and $2,672,000 for the year ended December 31, 2002.

Note 11.   Subsequent Event

On February 28, 2005, MOMS Pharmacy, Inc., a California corporation and wholly owned subsidiary of Allion Healthcare, Inc., a Delaware corporation, entered into a Stock Purchase Agreement with the owners of 100% of the stock of the Company. On the same day, MOMS Pharmacy acquired 100% of the stock of the Company from the owners in accordance with the terms of the Stock Purchase Agreement. In addition, MOMS Pharmacy paid a total of $1,200,000 to an employee in consideration for the employee’s surrender of his contractual rights in connection with the agreement discussed in Note 9. As a result of these transactions, the Company became a wholly owned subsidiary of MOMS Pharmacy and also voluntarily terminated its S Corporation status.

Pro Forma Consolidated Financial Statements (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Allion Healthcare, Inc. The pro forma consolidated balance sheet as of December 31, 2004 has been prepared as if the Specialty Pharmacies, Inc. (“Specialty”) and North American Home Health Supply, Inc. (“NAHH”) acquisitions closed on December 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2004 has been prepared as if the Specialty and NAHH Acquisitions closed on January 1, 2004.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statement due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2004 included in our 2004 Form 10-K, the current report on Form 8-K/A filed on March 15, 2005 which included the financial statements of NAHH and the unaudited pro forma financial statements of the combined company, and the audited financial statements of Specialty for the years ended December 31, 2004 and 2003 included herein. The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

Allion Health Care, Inc. & Subsidiaries
Proforma Consolidated Balance Sheet (Unaudited)
December 31, 2004
ASSETS	Allion	NAHH	Pro Forma Adjustments - NAHH		Allion & NAHH Pro Forma Consolidated	Specialty	Pro Forma Adjustments - Specialty		Pro Forma Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$6,979,630	$88,808	$(5,263,234)	(3)	$1,805,204	$194,352	$6,000,000	(1)	$3,093,924
							(4,905,632)	(2)
Accounts receivable, net	4,678,596	1,592,726			6,271,322	2,119,285			8,390,607
Inventories	733,581	234,086			967,667	921,957			1,889,624
Prepaid expenses and other current assets	722,984		(171,307)	(12)	551,677	7,252	(137,426)	(12)	421,503
Total current assets	13,114,791	1,915,620	(5,434,541)		9,595,870	3,242,846	956,942		13,795,658

Property and equipment, net	561,732	15,679			577,411	61,397			638,808
Goodwill	4,472,068		2,465,760	(3)	6,937,828	0	4,674,640	(2)	11,612,468
Intangible assets	1,643,449		4,564,331	(3)	6,207,780	53,955	4,451,058	(2)	10,712,793
Other assets	203,622	19,737			223,359	2,308			225,667
TOTAL ASSETS	$19,995,662	$1,951,036	$1,595,550		$23,542,248	$3,360,506	$10,082,640		$36,985,394

LIABILTIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,784,658	$1,652,386	$328,693	(3)	$8,765,737	$3,345,332	$162,574	(2)	$12,273,643
Dividends payable						188,065			188,065
Notes payable-subordinated	1,250,000		675,000	(3)	1,908,328				1,908,328
			(16,673)	(10)
Revolving credit line	1,154				1,154		6,000,000	(1)	6,001,154
Current portion of capital lease obligations	130,640				130,640	3,817			134,457
Current portion of other long-term debt	100,000				100,000				100,000
Total current liabilities	8,266,452	1,652,386	987,021		10,905,859	3,537,214	6,162,574		20,605,647

LONG TERM LIABILITIES:
Note payable-subordinated			700,000	(3)	665,420		1,900,000	(2)	2,503,670
			(34,580)	(10)			(61,750)	(11)
Capital lease obligations	193,306				193,306	6,893			200,199
Other	21409				21,409		1,898,215	(2) (13)	1,919,624
Total liabilities	8,481,167	1,652,386	1,652,441		11,785,994	3,544,107	9,899,039		25,229,140

CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock	4,570				4,570				4,570
Common stock	3,100	30,000	(30,000)	(3)	3,100	850,373	(850,373)	(2)	3,100
Additional paid-in capital	22,060,733		241,760	(3)	22,302,493				22,302,493
Accumulated income (deficit)	(10,553,908)	268,650	(268,650)	(3)	(10,553,908)	(1,033,974)	1,033,974	(2)	(10,553,908)
Total stockholders’ equity	11,514,495	298,650	(56,890)		11,756,255	(183,601)	183,601		11,756,255

Total liabilities and stockholders’ equity	$19,995,662	$1,951,036	$1,595,550		$23,542,248	$3,360,506	$10,082,640		$36,985,394

See notes to pro forma consolidated financial statements

Allion Health Care, Inc. & Subsidiaries
Proforma Consolidated Statement of Operations (Unaudited)
Year Ended December 31, 2004

	Allion	NAHH	Pro Forma Adjustments - NAHH		Pro Forma - NAHH only	Specialty	Pro Forma Adjustments - Specialty		Pro Forma Consolidated

Net sales	$64,605,721	$15,400,938			$80,006,659	$26,093,338			$106,099,997
Cost of goods sold	57,091,675	10,716,273			67,807,948	21,964,563			89,772,511

Gross profit	7,514,046	4,684,665			12,198,711	4,128,775			16,327,486

Operating expenses:
Selling, general & administrative expenses	9,891,461	3,167,781	310,955	(5)	13,370,197	2,399,491	366,116	(4)	16,735,805
							600,000	(9)

Operating income (loss)	(2,377,415)	1,516,884	(310,955)		(1,171,486)	1,729,284	(966,116)		(408,319)

Other income (expense):

Interest expense	(226,531)		(72,188)	(7)	(298,719)	(1,242)	(99,750)	(6)	(804,711)
							(405,000)	(8)
Loss on disposal of assets		(25,659)			(25,659)				(25,659)

Total other income (expense)	(226,531)	(25,659)	(72,188)		(324,378)	(1,242)	(504,750)		(830,370)

Income from continuing operations	(2,603,946)	1,491,225	(383,143)		(1,495,864)	1,728,042	(1,470,866)		(1,238,688)

Discontinued operations:

Dallas operations						(23,027)			(23,027)

Loss on discontinued operations	0	0	0		0	(23,027)	0		(23,027)

Income (loss) before income taxes	(2,603,946)	1,491,225	(383,143)		(1,495,864)	1,705,015	(1,470,866)		(1,261,715)

Provision for income taxes	76,202				76,202				76,202

Net income (loss)	($2,680,148)	$1,491,225	($383,143)		($1,572,066)	$1,705,015	($1,470,866)		($1,337,917)

Basic & diluted loss per common share	($0.86)								($0.43)

Basic & diluted weighted average of common shares outstanding	3,100,000								3,100,000

See notes to pro forma consolidated financial statements

Allion Healthcare, Inc.
Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1. Basis of Presentation

On February 28, 2005, MOMS Pharmacy, Inc., a California corporation and wholly-owned subsidiary of Allion Healthcare Inc., a Delaware corporation, entered into a Stock Purchase Agreement with the owners of 100% of the stock of Specialty Pharmacies, Inc., a Washington corporation. On the same day, MOMS Pharmacy acquired 100% of the stock of Specialty from the Sellers for $6.3 million, in accordance with the terms of the Stock Purchase Agreement.

In the transaction, the Sellers received cash, promissory notes of MOMS Pharmacy and warrants to purchase 351,438 shares of common stock of Allion.

Allion unconditionally guaranteed the payment of the promissory notes issued to the Sellers by its MOMS Pharmacy subsidiary, pursuant to a Guaranty, dated February 28, 2005, in favor of the Sellers. Under the Guaranty Allion is absolutely, irrevocably and unconditionally liable for the performance of the obligations of MOMS Pharmacy under the promissory notes.

On February 28, 2005, MOMS Pharmacy also acquired from Michael Tubb, pursuant to a Purchase Agreement signed on the same day, all rights he had to acquire capital stock of Specialty. In the transaction, MOMS Pharmacy paid a total of $1.2 million to Mr. Tubb, consisting of cash and a one year promissory note.

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Allion Healthcare, Inc. The pro forma consolidated balance sheet as of December 31, 2004 has been prepared as if the Specialty and NAHH Acquisitions closed on December 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2004 has been prepared as if the Specialty and NAHH Acquisitions closed on January 1, 2004. These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. The pro forma information reflects primarily estimates of the allocation of the amounts paid at closing which may be adjusted.

2. Pro Forma Adjustments
Footnotes to Pro Forma Financial Statements:

(1)
To fund the acquisitions of NAHH and Specialty, we used $4,500,000 of borrowings under our facility with GE Capital (with interest at the Prime Rate plus 2% per annum) and $1,500,000 of borrowings under the revolving credit line with West Bank (with interest at the Prime Rate per annum).

(2) To record the effect of the purchase of Specialty on cash balances, equity accounts and short-term notes and long-term notes:

Purchase Price Paid
Cash paid at closing	$4,862,574
Cash paid in advance of closing	137,426
Cash Receipt for Working Capital	(294,368)
Pilot program payment	200,000
Notes Payable	1,900,000
Fair value of warrants issued	1,898,215
Direct acquisition costs	300,000
Total Purchase Price	9,003,847
plus: net liabilities	183,601
less: debt discount	(61,750)
$9,125,698

Allocation of Purchase Price
Covenant Not to Compete (five year life)	$75,000
Covenant Not to Compete (three year life)	222,672
Referral Lists (fifteen year life)	4,153,386
Workforce (part of goodwill)	400,190
Goodwill	4,274,450
$9,125,698

(3)	To record the effect of the purchase of NAHH on cash balances, equity accounts and short-term notes and long-term notes:

Purchase Price Paid
Cash paid at closing	$4,828,693
Cash paid in advance of closing	171,307
Cash Payment for Working Capital	263,234
Notes Payable	1,375,000
Fair value of warrants issued	241,760
Direct acquisition costs	500,000
Total Purchase Price	7,379,994
less: net tangible assets	(298,650)
debt discount	(51,253)
$7,030,091

Allocation of Purchase Price
Covenant Not to Compete (five year life)	$50,000
Referral Lists (fifteen year life)	4,514,331
Goodwill	2,465,760
$7,030,091

(4)	To record amortization expense on the intangibles of $366,116 for the year ended December 31, 2004, relating to the acquisition of Specialty.

(5)	To record amortization expense on the intangibles of $310,955 for the year ended December 31, 2004, relating to the acquisition of NAHH.

(6)
To record interest expense of $99,750 for the $1.9 million promissory note for the year ended December 31, 2004, relating to the acquisition of Specialty, at an imputed interest rate of 5.25% per annum.

(7)
To record interest expense of $72,188 for the $675,000 and $700,000 promissory notes for the year ended December 31, 2004, relating to the acquisition of NAHH, at an imputed interest rate of 5.25% per annum.

(8)	To record interest expense on borrowings under our revolving credit lines of $405,000 for the year ended December 31, 2004, to fund the acquisitions of NAHH and Specialty. See Note (1) above.

(9)
To record $600,000 of contingent consideration as compensation under the Purchase Agreement dated February 28, 2005 between Specialty and Michael Tubb. This amount is payable to Michael Tubb based on his continued employment for one year post acquisition and is non-recurring.

(10)
To record debt discount of $51,253 for NAHH at December 31, 2004, which represents the difference between the imputed interest and contractual interest over the life of the $675,000 and $700,000 promissory notes.

(11)
To record debt discount of $61,750 for Specialty at December 31, 2004, which represents the difference between the imputed interest and contractual interest over the life of the $1,900,000 promissory note.

(12)	To reclass direct acquisition costs of $171,307 for NAHH and $137,426 for Specialty paid in 2004

(13)
To record the fair market value of the mandatorily redeemable warrants issued in connection with the Specialty acquisition as a component of the purchase price and liability related to the cash redemption feature of the warrants. The fair value has been determined by an independent appraisal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Allion Healthcare, Inc.

Date: April 14, 2005	By:	/s/ James G. Spencer
James G. Spencer
Chief Financial Officer, Secretary and Treasurer